Exhibit 99.1

For more information contact
Brendan Burke
Vice President and Treasurer
(817) 224-7742
Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC.'S PARENT REPORTS RESULTS FOR THIRD QUARTER 2018

•	Revenue of $525.0 million

•	Net income attributable to Delta Tucker Holdings, Inc. of $26.6 million

•	Adjusted EBITDA of $45.2 million

•	Total backlog of $3.9 billion

•	DSO of 41 days

MCLEAN, Va. - (November 13, 2018) - Delta Tucker Holdings, Inc. (“Holdings”), the parent of DynCorp International Inc. (“DI,” and together with Holdings, the “Company”), a leading global services provider, today reported third quarter 2018 financial results.

Third quarter 2018 revenue was $525.0 million, up 4.4% compared to $503.0 million recorded in the third quarter of 2017. The increase was primarily due to increased scope on the Logistics Civil Augmentation Program IV ("LOGCAP IV") program and the Contractor Logistics Support: C-12, C-26, UC-35 and T-6 Transport ("CLS Transport"), Naval Test Wing Pacific O-Level Maintenance ("Naval Test Wing Pacific") and the G4 Worldwide Logistics Support contracts. The increase in revenue was partially offset by the completion of the Bureau for International Narcotics and Law Enforcement Affairs, Office of Aviation ("INL Air Wing") extension and decreased content on the T-6 Contractor Operated and Maintained Base Supply ("T-6 COMBS") Bridge contract. Net income attributable to Holdings for the third quarter of 2018 was $26.6 million compared to $4.4 million in the third quarter of 2017. The Company reported Adjusted EBITDA of $45.2 million for the third quarter of 2018 compared to $38.1 million for the same period in 2017.

“Our team delivered another terrific quarter, with the DynLogistics business leading the way, the Company's topline and Adjusted EBITDA grew 4.4% and 18.6%, respectively,” said chief executive officer George Krivo. “We were also especially pleased to win seats on new IDIQ vehicles, that we anticipate will extend our global footprint and be a driver of growth for many years to come.”

Third Quarter Highlights and Other Recent Developments

•
In August 2018, DynAviation announced the award of the General Services Administration ("GSA") task order to provide executive airlift aircraft maintenance and back shop support services in support of the 89 Airlift Wing, located at Joint Base Andrews, Maryland. The task order has a one-year base period and four one-year option periods and a total potential task order value of $203.1 million.

•
In August 2018, DynAviation announced the award of the GSA task order to support maintenance and maintenance training for the Royal Saudi Naval Forces at Naval Station Mayport in Jacksonville, Florida. The task order has a one-year base period and four one-year option periods and a total potential task order value of $21.8 million.

•
In September 2018, DynLogistics announced a six-month contract extension on the Fort Irwin National Training Center on the Northcom task order under the LOGCAP IV contract. The extension has a total potential value of $48.8 million.

•
In September 2018, DynLogistics announced a contract extension to support material management and logistics services for the USACE South Atlantic Division, Task Force Power Restoration in Puerto Rico on the Northcom task order under the LOGCAP IV contract. The contract extension has a total potential value of $19.9 million.

•
In September 2018, DynLogistics announced a contract expansion on the Afghanistan South Base Life Support Services ("AFSOR") task order under the LOGCAP IV contract. The expansion has a total potential value of $21.7 million.

•	On October 19, 2018, we made a voluntary principal payment of $50.0 million on the Term Loan.
Reportable Segment Results
DynAviation
Revenue in the third quarter of 2018 was $251.0 million, down 18.5% compared with $307.9 million recorded in the same period in 2017 primarily due to decreased content on the T-6 COMBS contract and the completion of INL Air Wing extension and certain other contracts. The decrease in revenue was partially offset by the new CLS Transport and Naval Test Wing Pacific contracts. Adjusted EBITDA was $20.6 million, compared to $27.3 million for the third quarter of 2017. The decrease is primarily due to the performance of the CLS T34/44/6 contract and the completion of INL Air Wing extension and certain contracts. These decreases were partially offset by the performance of the T-6 COMBS and CLS Transport contracts.

DynLogistics
Revenue in the third quarter of 2018 was $274.9 million, up 40.4% compared with $195.8 million recorded in the same period in 2017. The increase was primarily due to increased scope on the LOGCAP IV program, the performance on the G4 Worldwide Logistics Support contract, and the completion of certain contracts. Adjusted EBITDA was $27.5 million, compared to $12.9 million for the third quarter of 2017. The increase was primarily due to higher volume as described above, the completion of certain contracts, and productivity and margin expansion across several contracts in 2018 and the absence of an $8.2 million charge for the termination of a subcontractor agreement recognized in the third quarter of 2017.

Liquidity
Cash provided by operating activities at the end of the third quarter of 2018 was $131.1 million compared to $10.1 million for the same period in 2017.

The unrestricted cash balance at quarter-end was $239.1 million with no borrowings outstanding under the Company’s revolving credit facility.

DSO at of the end of the third quarter of 2018 was 41 days, a thirteen-day decrease from year-end primarily attributable to our focus on managing customer payment cycles and the impact of an advance payment from a customer during the second quarter of 2018.

Bill Kansky, Chief Financial Officer, added, “Our strong performance through September of this year coupled with good visibility for the fourth quarter, allows us to raise full year financial guidance. We are now estimating 2018 Revenue between $2.1 billion and $2.15 billion, and Adjusted EBITDA between $185.0 million and $189.0 million. Our updated guidance also estimates full year 2018 free cash flow in excess of $120.0 million.”

Conference Call
The Company will host a conference call at 10:00 a.m. Eastern Time on November 13, 2018, to discuss results for the third quarter 2018. The call may be accessed by webcast or through a dial-in conference line.

To access the webcast and view the accompanying presentation, please go to http://www.dyn-intl.com, click on “Investor Relations” and “Events & Presentations.” Please go to the site approximately fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

To participate by phone, dial (866) 871-0758 and enter the conference ID number: 2888329. International callers should dial (706) 634-5249 and enter the same conference ID number above. A telephonic replay will be available from 1:00 p.m. Eastern Time on November 13, 2018, through 11:59 p.m. Eastern Time on December 13, 2018. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter the conference ID number.

About DynCorp International
DynCorp International, a wholly owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on approximately seven decades of experience as a trusted partner to commercial, government and military customers, DI provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va. For more information, visit www.dyn-intl.com.

Reconciliation to GAAP
In addition to the Company's financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP, including EBITDA and Adjusted EBITDA. We define EBITDA as GAAP net income attributable to the Company adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA is calculated by adjusting EBITDA for certain items from operations and certain other items as defined in our Indenture and New Senior Credit Facility. Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. We believe that Adjusted EBITDA is useful in assessing our ability to generate cash to cover our debt obligations including interest and principal payments. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures please see the financial schedules accompanying this release.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Operating Income, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include other (loss) income and certain income/expense or gain/loss adjustments under the Company’s debt agreements that are difficult to predict in advance in order to include in a GAAP estimate.

Forward-looking Statements
This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 and the Securities Exchange Act of 1934. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2018 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our substantial level of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our New Senior Credit Facility, consisting of our Revolver and Term Loan maturing on July 7, 2019 and July 7, 2020, respectively, or to refinance, amend or repay our other indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Trump Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States ("U.S.") Department of Defense ("DoD") is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the LOGCAP IV and ALiSS contract; the outcome of future extensions on awarded contracts and the outcomes of recompetes on existing programs; changes in the demand for services provided by our joint venture partners; changes due to pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity ("IDIQ") contracts and indefinite quantity contracts ("IQC"); the timing or magnitude of any award, performance or incentive fee granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; implementation of the tax reform legislation known colloquially as the Tax Cuts and Jobs Act (the "Tax Act") or other tax reform implemented by the Trump Administration, and any subsequent administration or Congress; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by management turnover or other restructuring activities; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (“SEC”) on March 21, 2018, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means.

Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements.

###
(Financial tables follow)

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue	$525,022	$502,974	$1,609,676	$1,437,133
Cost of services	(454,270)	(447,796)	(1,396,291)	(1,256,924)
Selling, general and administrative expenses	(21,163)	(21,243)	(71,192)	(80,129)
Depreciation and amortization expense	(6,022)	(8,792)	(18,053)	(25,936)
(Loss) earnings from equity method investees	(60)	53	209	105
Operating income	43,507	25,196	124,349	74,249
Interest expense	(16,197)	(17,149)	(49,268)	(53,628)
Loss on early extinguishment of debt	—	—	(239)	(24)
Interest income	863	15	1,796	39
Other income (expense), net	790	(43)	1,931	1,474
Income before income taxes	28,963	8,019	78,569	22,110
Provision for income taxes	(2,040)	(3,338)	(9,924)	(11,677)
Net income	26,923	4,681	68,645	10,433
Noncontrolling interests	(278)	(295)	(783)	(858)
Net income attributable to Delta Tucker Holdings, Inc.	$26,645	$4,386	$67,862	$9,575

Provision for income taxes	2,040	3,338	9,924	11,677
Interest expense, net of interest income	15,334	17,134	47,472	53,589
Depreciation and amortization (1)	6,913	9,320	20,635	27,245
EBITDA (2)	$50,932	$34,178	$145,893	$102,086

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(5,773)	3,409	(3,063)	2,171
Employee share based compensation, severance, relocation and retention expense (4)	377	296	25	1,771
Cerberus fees (5)	19	479	105	1,755
Global Advisory Group expenses (6)	—	—	—	6,943
Other (7)	(342)	(247)	(1,684)	(817)
Adjusted EBITDA	$45,213	$38,115	$141,276	$113,909

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes the completion of certain contracts and certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during nine months ended September 30, 2017, which we were able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of the second quarter of calendar year 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY18 QTD Q3
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$21,152	$35,788	$(13,433)	$43,507
Depreciation and amortization expense (1)	272	632	6,009	6,913
Noncontrolling interests	—	—	(278)	(278)
Other income, net	460	(52)	382	790
EBITDA(2)	$21,884	$36,368	$(7,320)	$50,932

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(1,263)	(9,032)	4,522	(5,773)
Employee share based compensation, severance, relocation and retention expense (4)	(3)	100	280	377
Cerberus fees (5)	9	9	1	19
Other (6)	(2)	53	(393)	(342)
Adjusted EBITDA	$20,625	$27,498	$(2,910)	$45,213

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes the completion of certain contracts and certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 QTD Q3
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$26,415	$9,125	$(10,344)	$25,196
Depreciation and amortization expense (1)	525	258	8,537	9,320
Noncontrolling interests	—	—	(295)	(295)
Other income, net	5	56	(104)	(43)
EBITDA(2)	$26,945	$9,439	$(2,206)	$34,178

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	3,168	241	3,409
Employee share based compensation, severance, relocation and retention expense (4)	87	123	86	296
Cerberus fees (5)	262	171	46	479
Other (6)	—	17	(264)	(247)
Adjusted EBITDA	$27,294	$12,918	$(2,097)	$38,115

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY18 YTD Q3
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating income (loss)	$72,368	$83,991	$(32,010)	$124,349
Depreciation and amortization expense (1)	1,057	1,700	17,878	20,635
Loss on early extinguishment of debt	—	—	(239)	(239)
Noncontrolling interests	—	—	(783)	(783)
Other income, net	764	(18)	1,185	1,931
EBITDA(2)	$74,189	$85,673	$(13,969)	$145,893

Certain income/expense or gain/loss adjustments per our credit agreements (3)	(1,150)	(6,833)	4,920	(3,063)
Employee share based compensation, severance, relocation and retention expense (4)	(530)	265	290	25
Cerberus fees (5)	45	35	25	105
Other (6)	—	49	(1,733)	(1,684)
Adjusted EBITDA	$72,554	$79,189	$(10,467)	$141,276

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes the completion of certain contracts and certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
Credit Agreement Adjusted EBITDA Calculation by Segment
(Amounts in thousands)

	DTH, Inc. CY17 YTD Q3
	DynAviation	DynLogistics	Headquarters/ Others	Consolidated
Operating (loss) income	$66,060	$50,424	$(42,235)	$74,249
Depreciation and amortization expense (1)	1,139	594	25,512	27,245
Loss on early extinguishment of debt	—	—	(24)	(24)
Noncontrolling interests	—	—	(858)	(858)
Other income, net	1,047	103	324	1,474
EBITDA(2)	$68,246	$51,121	$(17,281)	$102,086

Certain income/expense or gain/loss adjustments per our credit agreements (3)	—	862	1,309	2,171
Employee share based compensation, severance, relocation and retention expense (4)	1,143	528	100	1,771
Cerberus fees (5)	1,029	605	121	1,755
Global Advisory Group expenses (6)	—	—	6,943	6,943
Other (7)	—	58	(875)	(817)
Adjusted EBITDA	$70,418	$53,174	$(9,683)	$113,909

(1)	Includes certain depreciation and amortization amounts which are classified as Cost of services in the condensed consolidated statements of operations.

(2)
We define EBITDA as GAAP net income attributable to DTH, Inc. adjusted for interest, taxes, depreciation and amortization. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

(3)	Includes certain unusual income and expense items, as defined in the Indenture and New Senior Credit Facility.

(4)	Includes post-employment benefit expense related to severance in accordance with ASC 712 - Compensation, relocation expenses, retention expense and share based compensation expense.

(5)	Includes Cerberus Operations and Advisory Company expenses, net of recovery.

(6)
Reflects Global Advisory Group cost incurred during the nine months ended September 30, 2017 which we were able to add back to Adjusted EBITDA under the Indenture and New Senior Credit Facility in an aggregate amount up to a total of $30 million, which was fully utilized as of the second quarter of calendar year 2017.

(7)	Includes changes due to fluctuations in foreign exchange rates, earnings from affiliates not received in cash, costs incurred pursuant to ASC 805 - Business Combination and other immaterial items.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$239,145	$168,250
Accounts receivable, net of allowances of $5,076 and $10,142, respectively	119,567	352,550
Contract assets	163,876	—
Other current assets	49,826	52,542
Total current assets	572,414	573,342
Non-current assets	143,796	162,375
Total assets	$716,210	$735,717

LIABILITIES AND DEFICIT
Current portion of long-term debt, net	$—	$53,652
Other current liabilities	290,929	331,872
Total current liabilities	290,929	385,524
Long-term debt, net	536,945	527,039
Other long-term liabilities	11,437	13,081
Total deficit attributable to Delta Tucker Holdings, Inc.	(128,550)	(195,456)
Noncontrolling interests	5,449	5,529
Total deficit	(123,101)	(189,927)
Total liabilities and deficit	$716,210	$735,717

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED OTHER CONTRACT DATA
(Amounts in millions)

	As of
	September 30, 2018	December 31, 2017
Backlog(1):
Funded backlog	$770	$968
Unfunded backlog	3,112	3,201
Total Backlog	$3,882	$4,169

(1)
Backlog consists of funded and unfunded amounts under contracts. Funded backlog is equal to the amounts appropriated by a customer for payment of goods and services less actual revenue recognized as of the measurement date under that appropriation. Unfunded backlog is the dollar value of unexercised, priced contract options, and the unfunded portion of exercised contract options. Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.

DELTA TUCKER HOLDINGS, INC. (DTH, Inc.)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the nine months ended
	September 30, 2018	September 30, 2017
Cash Flow Information:
Net cash provided by operating activities	$131,103	$10,137
Net cash used in investing activities	(4,793)	(1,273)
Net cash used in financing activities	(55,415)	(24,089)

Net cash provided by operating activities	131,103	10,137
Less: Purchase of property and equipment	(8,377)	(3,931)
Proceeds from sale of property and equipment	13	537
Less: Purchase of software	(274)	(646)
Free cash flow	$122,465	$6,097